SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a)of the Securities
                      Exchange Act of 1934

                   Filed by the Registrant [X]

         Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission
    only (as permitted by Rule 14a-6(e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       STAGE STORES, Inc.
        (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than
                         the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-
      6(i) (4) and 0-11.

      1. Title of each class of securities to which transaction applies:
      2.   Aggregate number of securities to which transaction applies:
      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      4.   Proposed maximum aggregate value of transaction:
      5.   Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.   Amount Previously Paid:
      2.   Form, Schedule or Registration Statement No.:
      3.   Filing Party:
      4.   Date Filed:

                        STAGE STORES INC.

              BEALLS   -   PALAIS ROYAL   -   STAGE


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     Notice is hereby given that the Annual Meeting of Stockholders of Stage Stores, Inc., a Delaware corporation ("Stage Stores" or the "Company") will be held at the offices of the Company, 10201 Main Street, Houston, Texas 77025 on May 13, 1999, at 10:00 A.M., Houston time, for the following purposes:

     1. To elect eight Directors for the ensuing year and until their successors are elected;

     2. To elect auditors for the Company for the ensuing year; the Board of Directors has recommended PricewaterhouseCoopers LLP, the present auditors, for election as auditors;

     3. To vote on the Amended and Restated 1996 Equity Incentive
        Plan; and

     4. To consider and transact such other business as may properly come before the meeting, and any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 5, 1999 will be entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.


               By order of the Board of Directors,


                    STAGE STORES, INC.


                    James Marcum
                    Vice Chairman and Chief
                    Financial Officer

Dated: April 13, 1999





                         PROXY STATEMENT


                             GENERAL

     This Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders which will be held at the offices of the Company, 10201 Main Street, Houston, Texas 77025 on May 13, 1999, at 10:00 A.M., Houston time.

     References to a particular year are to the Company's fiscal year which is the 52 or 53 week period ending on the Saturday closest to January 31 of the following calendar year (e.g., a reference to "1998" is a reference to the fiscal year ended January 30, 1999).

                         VOTING MATTERS

     The Company's authorized common equity securities consist of par value $0.01 per share common stock ("Common Stock") and par value $0.01 per share Class B common stock ("Class B Common Stock"). Except as otherwise described herein, all shares of Common Stock and Class B Common Stock are identical and entitle the holders thereof to the same rights and privileges (except with respect to voting privileges). Holders of Class B Common Stock may elect at any time to convert any or all of such shares into Common Stock, on a share-for-share basis, to the extent the holder thereof is not prohibited from owning additional voting securities by virtue of regulatory restrictions. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Except as required by law, holders of Class B Common Stock do not have the right to vote on any matters to be voted upon by the stockholders.

     The representation in person or by proxy of a majority of the outstanding shares of Common Stock entitled to a vote at the meeting is necessary to provide a quorum for the transaction of business at the meeting. Shares can only be voted if the stockholder is present in person or is represented by a properly signed proxy. Each stockholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

     Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be
voted  FOR  the  Board  of  Director's  proposals,  and  as   the
individuals named as proxy deem advisable on all other matters as may properly come before the meeting.

     For all matters to be voted upon at the meeting, the affirmative vote of a majority of shares present in person or represented  by  proxy, and entitled to vote on  the  matter,  is necessary for approval. Withholding authority to vote or an instruction to abstain from voting on a proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have
discretionary   voting  power  and  does   not   receive   voting
instructions from the beneficial owner. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote.

     Any stockholder giving the enclosed Proxy has the power to revoke such proxy prior to exercise either by voting by ballot at the meeting, by executing a later-dated proxy or by delivering a signed written notice of the revocation to the office of the Secretary of the Company before the meeting begins. The Proxy will be voted at the meeting if the signer of the Proxy was a stockholder of record on April 5, 1999 (the "Record Date").


     On the Record Date, there were 26,743,461 shares of Common Stock outstanding and entitled to vote at the meeting. Each outstanding share of Common Stock is entitled to one vote. On the Record Date, there were 1,250,584 shares of Class B Common Stock outstanding. Class B Common Stock is not entitled to vote. This Proxy Statement is first being sent to the stockholders on or about April 13, 1999. A list of the stockholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

                     SOLICITATION OF PROXIES

     The Company has retained Corporate Investor Communications, Inc. as proxy solicitor for a fee. Solicitation of Proxies may also  be  made  through  officers and regular  employees  of  the
Company   by  telephone  or  in  person  with  some  stockholders
following   the  original  solicitation  period.  No   additional
compensation will be paid to such officers and regular employees for proxy solicitation. Expenses incurred in the solicitation of Proxies will be borne by the Company, including the charges and
expenses   of   brokerage   firms  and  others   for   forwarding
solicitation material to beneficial owners of Common Stock.

                    MATTERS TO BE ACTED UPON

1.   Election of Directors

     The Board of Directors recommends that the stockholders vote FOR each nominee for Director as set forth below. Eight Directors are to be elected at the meeting, each to hold office until the following Annual Meeting of Stockholders when a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

     Each nominee listed below is currently a Director. The following information pertains to each nominee's (i) age as of April 1, 1999, (ii) principal occupations for at least the past five years and (iii) certain other directorships:


     Name        Age            Positions Currently Held
Carl Tooker       51    Chairman, Chief Executive Officer and
                        President of Stage Stores
James Marcum      39    Director, Vice Chairman and Chief
                        Financial Officer of Stage Stores
Harold Compton    51    Executive Vice President and Chief
                        Operating Officer of CompUSA, Inc.
Robert Huth       53    Director, President and Chief Operating
                        Officer of David's Bridal, Inc.
Richard Jolosky   64    Director and Vice Chairman of Payless
                        ShoeSource, Inc.
Jack Bush         64    President of Raintree Partners, Inc. and
                        Chairman, Director and Chief Executive
                        Officer of Jumbo Sports
David Thomas      49    Managing Director of Citicorp Venture
                        Capital , Ltd.
John Wiesner      61    Former Chairman and Chief Executive
                        Officer of C. R. Anthony Company


      Mr. Tooker joined the Company as Director, President and Chief Operating Officer on July 1, 1993. On July 1, 1994, Mr. Tooker was appointed Chief Executive Officer and on January 27, 1997, Mr. Tooker was elected Chairman of the Board. Mr. Tooker has 26 years of experience in the retail industry, 18 of which were spent at the May Co. where he served as Chairman and Chief Operating Officer of Filene's of Boston from 1988 to 1990. In
1990, Mr. Tooker joined Rich's, a division of Federated Department Stores, Inc., as President and Chief Operating Officer, and in 1991 Mr. Tooker was promoted to Chief Executive Officer of Rich's where he served until joining the Company in 1993.

     Mr. Marcum joined the Company in June 1995 as Executive Vice President and Chief Financial Officer, was elected to the Board on August 20, 1997 and was promoted to Vice Chairman and Chief Financial Officer on March 5, 1998. Prior to joining the Company, Mr. Marcum held various positions at the Melville Corporation where he was employed since 1983. Mr. Marcum served as Treasurer of Melville Corporation from 1986 to 1989, Vice President and Controller of Marshalls, Inc., a division of the Melville Corporation, from 1989 to 1990 and as Senior Vice President and Chief Financial Officer of Marshalls, Inc. from 1990 to 1995. Mr. Marcum has been nominated as a director candidate for The Bombay Company, Inc. to be voted on by shareholders at their annual meeting on May 20, 1999.

      Mr. Compton has been a Director since March 1997. Mr. Compton is also Executive Vice President and Chief Operating Officer of CompUSA, Inc. where he has served since January 1995. Mr. Compton is also President of CompUSA Stores. Previously, he served as Executive Vice President-Operations of CompUSA Stores from August 1994 to January 1995. Prior to joining CompUSA, Inc., Mr. Compton served as President and Chief Operating Officer of Central Electric Inc. from December 1993 to August 1994 and as Executive Vice President-Operations & Human Resources of HomeBase, Inc. from 1989 to 1993. Mr. Compton is also a director of Linens `N Things, Inc. and Jumbo Sports.

      Mr. Huth has been a Director since March 1997. Mr. Huth is also Director, President and Chief Operating Officer of David's Bridal where he has served since 1995. Prior to joining David's Bridal, Mr. Huth served as Director, Executive Vice President and Chief Financial Officer of Melville Corporation from 1987 to 1995.

      Mr. Jolosky has been a Director since March 1997. Mr. Jolosky is also Director and Vice Chairman of Payless ShoeSource, Inc. where he has served since 1996. Prior to joining Payless ShoeSource, Inc., Mr. Jolosky served as President and Chief Executive Officer of Silverman Jewelry Company from 1995 to 1996 and as Chief Executive Officer of the Richard Allen Company from 1992 to 1995.

     Mr. Bush has been a Director since December 1997. Mr. Bush is also President of Raintree Partners, Inc., a management consulting firm where he has served since 1995, as well as Chairman, Director and Chief Executive Officer of Jumbo Sports, Director of TeleQuip Co. and Chairman of the Strategic Board of Directors of the College of Business and Public Administration at the University of Missouri. From 1991 to August 1995, Mr. Bush was President and Director of Michaels Stores, Inc.

     Mr. Thomas has been a Director since September 1997. Mr. Thomas has been a Managing Director of Citicorp Venture Capital, Ltd. and a Vice President of Court Square Capital Limited for more than five years. Mr. Thomas is also a director of Lifestyle Furnishings International Ltd., Galey & Lord, Inc., Anvil Knitwear, Inc., Neenah Corporation, Plainwell, Inc., Sleepmaster Corporation and American Commercial Lines, LLC.

     Mr. Wiesner has been a Director since July 1997. Prior to joining the Company, Mr. Wiesner held varying positions at CR Anthony, including Chairman of the Board, Chief Executive Officer from 1987 to 1997, and President from 1987 to 1990 and 1992 to 1995. Mr. Wiesner is also a director of Lamont Apparel, Inc. and Elder Beerman, Inc.

2.   Election of Auditors

   The Audit Committee of the Board of Directors recommends that the stockholders vote FOR the election of the firm of PricewaterhouseCoopers LLP as the auditors to audit the consolidated financial statements of the Company and the financial statements of certain of its subsidiaries for the fiscal year ending January 29, 2000.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

3.   Approval of the Amended and Restated 1996 Equity  Incentive
     Plan

     Under the existing Amended and Restated 1996 Equity Incentive Plan (the "1996 Equity Incentive Plan"), an aggregate of 1,500,000 shares of common stock have been reserved for issuance. Of this amount, 83,299 shares of common stock remain available for future grant. In addition, the Company has granted 1,077,725 options under the 1996 Equity Incentive Plan with exercise prices higher than the market price of the Company's common stock as of January 29, 1999. The Company does not currently anticipate repricing these options, but rather, intends to continue granting awards which are designed to advance the interests of the Company and its shareholders by providing incentives to certain key employees of the Company and its subsidiaries who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The Board of Directors regards such awards as a significant incentive to such employees and, for this reason, in order to continue to provide the Company with such flexibility, is proposing (a) to increase the number of shares of common stock reserved under the 1996 Equity Incentive Plan by 2,000,000, bringing the total number of shares of common stock reserved under the 1996 Equity Incentive Plan to 3,500,000 and (b) to extend the term of the plan through 2009 (as amended, the "Proposed Plan").

     The Board of Directors considers the increase of shares of Common Stock that may be issued under the Proposed Plan appropriate and equitable and is requesting that the shareholders approve the proposed amendment. The following is a description of the principal features of the Proposed Plan (see Exhibit A for a copy of the Proposed Plan in its entirety):

     The Proposed Plan provides for the granting to employees and other key individuals who perform services for the Company and its subsidiaries ("Participants") of the following types of incentive awards: stock options, stock appreciation rights ("SARs"), restricted stock, performance units, performance grants and other types of awards that the Board of Directors or the Compensation Committee (the "Plan Administrator") deems to be consistent with the purposes of the Proposed Plan. An aggregate of 3,500,000 shares of Common Stock have been reserved for issuance under the Proposed Plan; however, no Participant shall be entitled to receive grants of Common Stock, stock options or SARs with respect to Common Stock, in any calendar year in excess of 400,000 shares in the aggregate. The Proposed Plan affords the Company latitude in tailoring incentive compensation for the retention of key personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices.

     The Plan Administrator will have exclusive discretion to select the Participants and to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Proposed Plan. The Proposed Plan is scheduled to terminate ten years from the date that the Proposed Plan is approved and adopted by the shareholders of the Company, unless extended for up to an additional five years by action of the Board of Directors. With limited exceptions, including termination of employment as a result of death, disability or retirement, or except as otherwise determined by the Plan Administrator, rights to these forms of contingent compensation are forfeited if a recipient's employment or performance of services terminates within a specified period following the award. Generally, a Participant's rights and interest under the Proposed Plan will not be transferable except by will or by the laws of descent and distribution.

     Options, which include nonqualified stock options and incentive stock options, are rights to purchase a specified number of shares of Common Stock at a price fixed by the Plan Administrator. The option grant price must be equal to or greater than the fair market value of the underlying shares of Common Stock on the date of grant. Options generally will expire not later than ten years after the date on which they are granted. Options will become exercisable at such times and in such installments as the Plan Administrator shall determine. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash or Common Stock of the Company) as the Plan Administrator may determine.

     An SAR may be granted alone, or in tandem with another option or award, or a holder of an option or other award may be granted a related SAR, either at the time of grant or by amendment thereafter. In the event that an SAR is granted in tandem with another award, the holder of the SAR must surrender the SAR and surrender, unexercised, any related option or other award, and the holder will receive in exchange, at the election of the Plan Administrator, cash or Common Stock or other consideration, or any combination thereof, equal in value to the difference between the exercise price or option price per share and the fair market value per share on the last business day preceding the date of exercise, times the number of shares subject to the SAR or option or other award, or portion thereof, which is exercised.

     A restricted stock award is an award of a given number of shares of Common Stock which are subject to a restriction against transfer and to a risk of forfeiture during a period set by the Plan Administrator.

     Performance grants are awards whose final value, if any, is determined by the degree to which specified performance objectives have been achieved during an award period set by the Plan Administrator, subject to such adjustments as the Plan Administrator may approve based on relevant factors. Performance objectives are based on such measures of performance, including, without limitation, measures of industry, Company, unit or Participant performance, or any combination of the foregoing, as the Plan Administrator may determine. The Committee may make such adjustments in the computation of any performance measure as it deems appropriate. A target value of an award is established (and may be amended thereafter) by the Plan Administrator and may be a fixed dollar amount, an amount that varies from time to time based on the value of a share of Common Stock, or an amount that is determinable from other criteria specified by the Plan Administrator. Payment of the final value of an award is made as promptly as practicable after the end of the award period or at such other time or times as the Plan Administrator may determine.

     Upon the liquidation or dissolution of the Company all outstanding awards under the Proposed Plan shall terminate immediately prior to the consummation of such liquidation or dissolution, unless otherwise provided by the Plan Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all restrictions on any outstanding awards may lapse and Participants may be entitled to the full benefit of such awards, as determined by the Plan Administrator, immediately prior to the closing date of such sale or merger.

     Certain Federal Tax Consequences under the Proposed Plan. The following discussion addresses certain federal income tax consequences under current law associated with awards made under the Proposed Plan. The following discussion is intended only as a general summary of the federal income tax consequences arising under the Proposed Plan based upon the Internal Revenue Code of 1986, as amended (the "Code") as currently in effect.

     A Participant to whom a nonqualified stock option is granted will not recognize any income at the time of the grant. When a Participant exercises a nonqualified stock option, he generally
will   recognize  ordinary  compensation  income  equal  to   the
difference, if any, between the fair market value of the Common Stock he receives at such time and the option's exercise price and the Company for which the Participant performed services will receive a corresponding deduction.

     A participant to whom an incentive stock option is granted will not recognize any ordinary income at the time of grant or at the time of exercise and his employer will not be entitled to a tax deduction. However, upon the exercise of an incentive stock option, the Participant generally will be required to include the excess of fair market value of the Common Stock over the option's exercise price in his alternative minimum taxable income and, as a result, he may be subject to an alternative minimum tax ("AMT"). In order to obtain incentive stock option treatment for federal income tax purposes, a Participant (i) must be an employee of the Company or a subsidiary continuously from the date of grant until any termination of employment and (ii) in the event of such a termination, must exercise an incentive stock option within three months after such termination, except if disabled, in which case exercise may occur within one year from the date of termination of employment. If a Participant holds
Common Stock received upon the exercise of an incentive stock option for more than one year after exercise and more than two years after the option was granted (the "Statutory Holding Periods"), then upon a sale of such Common Stock he will recognize long-term capital gain or loss equal to the difference, if any, between the sale price of such shares and the option's exercise price and his employer will not be entitled to a tax deduction. If the Participant has not held such shares for the Statutory Holding Periods, when he sells such share (a "disqualifying disposition") he will recognize ordinary compensation income equal to the lesser of (i) the excess, if any, of the fair market value of such shares on the date of exercise over the exercise price or (ii) the excess, if any, of the sale price over the exercise price and the Company for which the Participant performed services will receive a corresponding deduction.

     A Participant will not recognize any taxable income upon date of grant for SARs in a nonqualified stock option or an incentive stock option. At the time of exercise, a Participant generally will recognize ordinary compensation income (and his employer will be entitled to a corresponding tax deduction) in an amount equal to the cash and the fair market value of the Common Stock he receives to satisfy his SARs.

     With respect to restricted stock awards, unless he files a timely election with the Internal Revenue Service under Section 83(b) of the Code (a "Section 83(b) election"), a Participant who receives Common Stock pursuant to a restricted stock award will not recognize any taxable income upon the receipt of such award, but will recognize taxable compensation income, at the time his interest in such shares is no longer subject to the restrictions. Alternatively, by filing a Section 83(b) election within 30 days after the shares are granted, the Participant may elect to recognize ordinary income equal to the fair market value of the shares on the grant date. If a Participant does not make a
Section 83(b) election, dividends paid on restricted stock awards will be includable in his income as compensation when received. The timing of any tax deduction by the Company will correspond to the Participant's recognition of taxable income.

     A Participant to whom a performance grant award is made will not recognize taxable income at the time such award is made. Such Participant generally will recognize taxable income, however, at the time cash, Common Stock or other Company securities or property are paid to him pursuant to such award in an amount equal to the amount of such cash and the fair market value at such time of such shares, securities or property. Any income equivalents paid to a Participant with respect to his performance grant award should generally be regarded as compensation.

     If a Participant who receives Common Stock under the Proposed Plan (whether pursuant to the exercise of an option, as a restricted stock award, or as a performance grant award) is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such recipient, an "Insider"), the tax consequences may be different from those described above. Generally, an Insider will not recognize income (or, in the case of the exercise of an incentive stock option, alternative minimum taxable income) on receipt of Common Stock until he is no longer subject to liability with respect to the disposition of such Common Stock. However, by filing a Section 83(b) election with the Internal Revenue Service no later than 30 days after the date of transfer of property (e.g., after exercise of a nonqualified stock option that was granted within six months of such exercise to the extent a six month holding period is required), an Insider may elect to be taxed based upon the fair market value of the Common Stock at the time of such transfer.

     Subject  to  certain  limitations  described  in  the   next
paragraph, the company for which a Participant is performing services generally will be allowed to deduct amounts that are includable in the Participant's income as ordinary compensation income at the time such amounts are so includable, provided that such amounts qualify as reasonable compensation for personal services actually rendered.

     With limited exceptions, the Company may not deduct certain compensation paid to its chief executive officer or any of its four other highest paid executives to the extent such compensation exceeds $1 million in any taxable year. Depending on the circumstances, some or all of the compensation paid to such an executive under the Proposed Plan may be nondeductible. Nondeductibility would result in additional tax cost to the Company. It is contemplated that the individual grant limitations on options which may be made to any employee in any calendar year under the Proposed Plan will enable options to be granted under the Proposed Plan to qualify for the "performance-based compensation" exclusion under the $1.0 million limitation. Nevertheless, there is no assurance that compensation realized by a Participant with respect to any particular award under the Proposed Plan would qualify as a deductible compensation expense under this limitation exclusion.

4.   Other Business

     The Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matters come before the meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

     DIRECTORS MEETINGS, COMMITTEE MEETINGS AND COMPENSATION

Directors Meetings

     The Board of Directors held 6 meetings during 1998. All of the
Company's  Directors  participated  in  excess  of  75%  of   the
meetings.

Committee Meetings

     The Audit Committee, which currently consists of Messrs. Bush, Huth and Wiesner, recommends the engagement of the Company's independent auditors and oversees actions taken by the auditors.
The Audit Committee held 2 meetings during 1998.

     The Compensation Committee, which currently consists of Messrs. Compton and Jolosky, approves the compensation of executives of the Company, makes recommendations to the Board of Directors with
respect   to  standards  for  setting  compensation  levels   and
administers  the  Company's incentive  plans.   The  Compensation
Committee held 2 meetings during 1998.

Compensation of Directors

     Directors who are full-time employees or affiliates of the Company receive no additional compensation for serving on the Board of Directors. Directors who are not full-time employees or affiliates of the Company (Messrs. Bush, Compton, Huth, Jolosky and Wiesner) receive quarterly cash compensation of $5,000 for services rendered as Director and $1,000 for each committee meeting the Director attends. In addition, such Directors are eligible for annual option grants. During 1998, such Directors each received 2,500 option grants. The option grants were at 100% of fair market value of the Company's common stock on the grant date. Such options vest evenly over a four year period.


                     EXECUTIVE COMPENSATION

Summary Compensation Table

     The following summarizes, for the fiscal years indicated, the principal components of compensation for the Company's Chief Executive Officer (the "CEO") and the four highest compensated
executive    officers   (collectively,   the   "named   executive
officers"). Sections omitted are not applicable.


                                                     Long-term
                        Annual Compensation      Compensation Awards
                                        Annual
                                        Other
                                        Annual              Securities

Name and                                Compen-  Restricted Underlying All Other
Principle      Fiscal Salary  Bonus      sation     Stock    Options/    Comp.
Position        Year   ($)    ($)(1)       ($)       ($)     SARs (#)   ($)(3)

Carl Tooker,    1998 758,333     --    137,658(4)    744,750     35,000   9,282
Chairman, Chief 1997 683,438 645,000   119,341(5)  3,225,000     50,000   9,282
Executive       1996 600,000 300,000 1,010,426(6)         --    213,136   1,273
Officer and
President

James Marcum,   1998 420,833     --     62,539(7)    372,375     42,000   2,127
Director, Vice  1997 377,563 322,000   110,945(8)    806,250     15,000   1,483
Chairman and    1996 295,833 120,000   173,415(9)         --     71,046     952
Chief Financial
Officer

Stephen Lovell, 1998 420,833     --     62,404(10)    372,375    42,000   3,232
Vice Chairman   1997 363,044  322,000  527,017(11)    806,250    15,000   2,332
and Chief Field 1996 295,833  120,000  133,069(12)         --    71,046     865
Operations
Officer

Ron Lucas,      1998 222,500     --  1,027,495(13)    165,500    22,500   5,313
Executive Vice  1997 204,662  163,000   15,170(14)    161,250     5,000   3,967
President,      1996 187,500   76,000   49,516(15)         __    33,154     174
Human
Resources

Jim Bodemuller, 1998 292,624     --     16,485(16)    211,013    25,000   6,781
Executive Vice  1997 188,493     --     23,679(17)    161,250    35,000   1,832
President and   1996    --       --           --           --        --      --
Chief
Information
Officer

Harry Brown,    1998 385,417     --     67,008(19)    372,375    17,000   9,282
former Vice     1997 417,964 272,000    16,210(20)    806,250   170,000   3,053
Chairman and    1996    --       --           --           --        --      --
Chief
Merchandising
Officer (18)

___________________________________

(1) Amounts reflect bonuses earned during the fiscal year covered (and paid during the subsequent fiscal year).

(2) The following represents the restricted stock holdings by the named executives officers at January 30, 1999:


                                    Value
                                    Using
                                   January
                                   29, 1999
                        Shares      Market
      Executive          Held       Price

      Carl Tooker       118,000    $944,000
      James Marcum       34,000     272,000
      Stephen Lovell     34,000     272,000
      Ron Lucas           9,000      72,000
      Jim Bodemuller      5,000      40,000
      Harry Brown        27,250     218,000


(3)  Amounts reflect premiums paid for life insurance coverage.

(4) Amount shown includes imputed interest on executive loans of $78,263 and a distribution related to options vested of $38,000 paid to Mr. Tooker during 1998.

(5) Amount shown includes imputed interest on executive loans of $45,685 and a distribution related to options vested of $38,000 paid to Mr. Tooker during 1997.

(6) Amount shown includes the value realized by Mr. Tooker upon the exercise of options for common stock of $895,000 during 1996. Value realized is based upon the fair value of the stock at the exercise date minus the exercise price. Amount shown also includes imputed interest on executive loans of $44,946 and a distribution related to options vested of $38,000 paid to Mr. Tooker during 1996.

(7) Amount shown includes imputed interest on executive loans of $24,977 paid to Mr. Marcum during 1998.

(8) Amount shown includes moving expenses of $74,490 and imputed interest on executive loans of $20,485 paid to Mr. Marcum during 1997.

(9) Amount shown includes the value realized by Mr. Marcum upon the exercise of options for common stock of $142,400 during 1996. Value realized is based upon the fair value of the stock at the exercise date minus the exercise price.

(10) Amount shown includes imputed interest on executive loans of $42,880 paid to Mr. Lovell during 1998.

(11) Amount shown includes the value realized by  Mr.  Lovell upon the exercise of options for common stock of $485,941 during 1997. Value realized is based upon the fair value of the stock at the exercise date minus the exercise price.

(12) Amount  shown includes the value realized by  Mr.  Lovell upon the exercise of options for common stock of $106,800 during 1996. Value realized is based upon the fair value of the stock at the exercise date minus the exercise price.

(13) Amount shown includes the value realized by Mr. Lucas upon the exercise of options for common stock of $985,139 during 1998. Value realized is based upon the fair value of the stock at the exercise date minus the exercise price.

(14) Amount shown includes automobile allowance of $12,000 paid to Mr. Lucas during 1997.

(15) Amount shown includes moving expenses of $43,062 paid to Mr. Lucas during 1996.

(16) Amount  shown includes automobile allowance of $12,000  and
     health  insurance benefits of $4,485 paid to   Mr.  Bodemuller
     during 1998.

(17) Amount shown includes moving expenses of $20,270 paid to Mr.
     Bodemuller during 1997.

(18) Mr.  Brown resigned from the Company on November  11,  1998 effective December 31, 1998.

(19) Amount shown includes deferred compensation distribution of $52,122 paid to Mr. Brown during 1998. The amount shown excludes a termination payment of $1,299,000 Mr. Brown received upon his resignation.

(20) Amounts shown reflects moving expenses of $11,210 and housing and automobile allowances of $5,000 paid to Mr. Brown during 1997.


Option/SAR Grants During 1998

      The following discloses options granted during 1998 to the named executive officers.

                         Individual Grants
            Number of                                   Potential Realizable
           Securities  % of Total                        Value at Assumed
             Under-    Options/                        Annual Rates of Stock
              lying      SAR's                         Price Appreciation for
            Options/  Granted to                          Option Term (2)
              SAR's    Employees  Exercise    Ex-         5%           10%
             Granted   in Fiscal   or Base  piration Annual Growth Annual Growth
Name         (#) (1)    Year(%)   Price ($)   Date     Rate ($)      Rate ($)

Carl Tooker    35,000      6.93      51.63    3/31/08   1,136,334    2,879,693

James Marcum   17,000      3.37      51.63    3/31/08     551,934    1,398,708
               25,000      4.95      10.50   12/03/08     165,085      418,357

Steve Lovell   17,000      3.37      51.63    3/31/08     551,934    1,398,708
               25,000      4.95      10.50   12/03/08     165,085      418,357

Ron Lucas       7,500      1.48      51.63    3/31/08     243,500      617,077
               15,000      2.97      10.50   12/03/08      99,051      251,014

Jim Bodemuller 10,000      1.98      51.63    3/31/08     324,667      822,770
               15,000      2.97      10.50   12/03/08      99,051      251,014

Harry Brown(3) 17,000      3.37      51.63    3/31/08     551,934    1,398,708

____________________

(1)  All  of  such options were granted under the 1996  Incentive
     Plan. The options granted under the Stock Option Plan are subject to vesting.

(2) The potential realizable values presented represent assumed annual growth rates multiplied by base prices in effect as of the date of the grants. The potential realizable value of the grants calculated assuming growth on the stock price as of January 29, 1999 of $8.00 less the exercise price would be as follows:

                                        Potential Realizable Value at
               Number of              Assumed Annual Rates of Stock Price
              Securities              Appreciation for Option Term Using
              Underlying                January 29, 1999 Market Value
               Options/
                 SAR's     Expiration     5% Annual       10% Annual
Name          Granted (#)     Date     Growth Rate ($)  Growth Rate ($)

Carl Tooker     35,000       3/31/08           --               --

James Marcum    17,000       3/31/08           --               --
                25,000      12/03/08         63,279          256,248

Steve Lovell    17,000       3/31/08           --               --
                25,000      12/03/08         63,279          256,248

Ron Lucas        7,500       3/31/08           --               --
                15,000      12/03/08         37,967          153,749

Jim Bodemuller  10,000       3/31/08           --               --
                15,000      12/03/08         37,967          153,749

Harry Brown(3)  17,000       3/31/08           --               --



(3)   Amount includes 8,500 shares that were cancelled  upon  Mr.
Brown's resignation.


Aggregated  Option/SAR Exercises During 1998  and  1998  Year-End
Option/SAR Values

     The following summarizes exercises of stock options (granted in prior years) by the named executive officers during 1998, as well as the number and value of all unexercised options held by the named executive officers at the end of 1998.

                                            Number of
                                            Securities        Value of
                                            Underlying      Unexercised In-
                                            Unexercised       the-Money
                                          Options/SARs at   Options/SARs at
                Shares                      FY-End (#)       FY-End($)(2)
              Acquired on  Value Realized   Exercisable/      Exercisable/
 Name         Exercise (#)    ($) (1)      Unexercisable     Unexercisable

Carl Tooker        --           --        154,589/247,745   $835,630/$247,520

James Marcum       --           --        103,213/100,614   $440,293/--

Stephen Lovell     --           --         51,110/114,822   $224,297/$38,646

Ron Lucas        29,667      985,139           --/68,878          --/$98,369

Jim Bodemuller     --           --          8,750/51,250          --/--

Harry Brown        --           --         42,500/93,500          --/--


____________________

(1) Value realized is based upon the fair market value of the stock at the exercise date minus the exercise price.

(2) Value is based upon the closing price of the Common Stock on January 29, 1999 of $8.00 minus the exercise price.


Employment Agreements

     The Company entered into employment agreements with the named executive officers which provide for their initial base salaries as well as annual incentive bonuses as agreed to with the
Compensation  Committee. The employment agreements  also  provide
for   annual  performance  reviews,  salary  increases   at   the
discretion of the Compensation Committee and participation in all other bonus and benefit plans available to executive officers of the Company.

     If the Company terminates any of the named executive officers,
other   than  for  good  cause  (as  defined  in  the  respective
employment agreements) or if any of the named executive officers terminate their employment agreement for good reason (as defined in the respective employment agreements), the named executive officer would be entitled to two times his base salary as well as targeted bonus amounts, any accrued or unpaid bonus, salary and deferred compensation, any expense allowances and any earned but
unpaid  benefits   under  the  Company's   benefit  plans.
In addition, any unvested stock options and restricted stock awards would continue to vest during this two year period. In the event any of the named executive officers are terminated following a change in control (as defined in the respective agreements), the employment agreements provide that the respective individual would be entitled to three times his base salary plus the amounts referred to above. In the event of a change of control of the Company in which the Company does not survive, all unvested options for the purchase of Common Stock and restricted stock held by the aforementioned individuals would vest immediately and the respective individual would also be entitled to certain other
payments   as  specified  in  the  employment  agreements.    The
employment  agreements  also  contain  certain  non-compete   and
confidentiality provisions. Each of the employment agreements renew annually in accordance with its terms.

Company Retirement Plans

Retirement Plan

     The  Stage  Stores, Inc. Retirement Plan  (the  "Plan")  is  a
qualified  defined  benefit plan. Benefits under  the   Plan  are
administered through a trust arrangement providing benefits in the form of monthly payments or a single lump sum payment. The Plan covers substantially all employees who have completed one year of service with 1,000 hours of service as of June 30, 1998. Effective June 30, 1998, the Plan was frozen. There were no future benefit accruals after that date. Any service after that date will continue to count toward vesting and eligibility for normal and early retirement.

     The Plan is administered by the retirement plan committee (the "Retirement Committee"), and the Company appoints its three to five members. All determinations of the Retirement Committee are made in accordance with the provisions of the Plan in a uniform and nondiscriminatory manner.

     Generally, a participant is eligible for a benefit on his/her normal retirement date, which is the later of age 65 or the fifth anniversary of the date of hire. A participant may elect an early retirement benefit if he/she is at least 55 years old, has 10 Years of Service (as defined below) and retires from active employment with the Company. Early retirement benefits are reduced according to a formula established in the Plan based upon each full month that the participant's age is less than 65 on the date the payments commence. If a participant who is vested terminates employment, he/she is entitled to a deferred benefit payable at his/her normal retirement date or an earlier date, if requested, but not before age 55.

     The amount of a participant's retirement benefit is based on each Year of Credited Service (as defined below) and on his/her earnings for that year. The individual yearly benefits are then totaled to determine the annual benefit at age 65. The annual amount of the participant's normal retirement benefit is derived, subject to certain limitations, by adding (i) 1% of earnings up to $30,600 plus 1-1/2% of the excess of such earnings over $30,600 for each Year of Credited Service earned on or after July 1, 1989 through December 31, 1991, (ii) 1% of earnings up to $31,800 plus 1-1/2% of the excess of such earnings over $31,800 for each Year of Credited Service earned after December 31, 1991, and (iii) 1% of earnings up to $42,500 plus 1-1/2% of the excess of such earnings over $42,500 for each Year of Credited Service earned after December 31, 1994 through June 30, 1998. The normal retirement benefit formula produces an annual benefit, which is paid to the participant in equal monthly installments. The standard form of payment for a single participant is a monthly benefit payable for the participant's life only. The standard form of payment for a married participant is a 50% joint and survivor benefit, which provides a reduced monthly benefit to the participant during his/her lifetime, and 50% of that benefit to the participant's spouse for his/her lifetime in the event of the participant's death. Other forms of the payment are also provided
including   lump  sum  payouts,  but  they  require   participant
election. In addition, the Retirement Committee may elect to pay the benefit equivalent of a benefit payable at normal retirement date in the form of a lump sum payment, if the lump sum payment does not exceed $3,500.

     Any participant who is credited with 1,000 or more hours of service in a calendar year receives a "Year of Service", while any participant who is credited with 1,284 or more hours of service in a calendar year receives a "Year of Credited Service". Years of Service determine a participant's eligibility for benefits under the Plan, and the percentage vested in those benefits. After five Years of Service, a participant is 100% vested.

     The Plan is funded entirely by Company contributions that are held by a trustee for the exclusive benefit of the participants.
The   Company  voluntarily  agreed  to  contribute  the   amounts
necessary to provide the assets required to meet the future benefits payable to Plan participants. Under the Retirement Plan,
contributions  are  not  specifically  allocated  to   individual
participants.


The Benefit Equalization Plan

     The Specialty Retailers, Inc. Benefit Equalization Plan (the "Equalization Plan") is a non-qualified defined benefit plan which is intended to replace the benefits that cannot be provided under the terms of the Retirement Plan on account of certain limitations imposed under the Internal Revenue Code (for example,
the   Retirement   Plan  cannot  consider  compensation   for   a
participant which is in excess of $150,000 when determining the participant's benefit). Effective June 30, 1998, the Equalization Plan was frozen. There were no future benefit accruals after that date. Any service after that date will continue to count toward vesting and eligibility for normal and early retirement. The Equalization Plan is unfunded. However, upon a change of control as defined in the Equalization Plan, the Company is required to deposit into a rabbi trust sufficient funds to cover all obligations then accrued under the Equalization Plan.

Supplemental Employee Retirement Plan

     In  1996,  the  Company adopted the Specialty Retailers,  Inc.
Supplemental  Employee Retirement Plan (the  "SERP").   The  SERP
provides for supplemental retirement benefits for certain key executives of the Company upon retirement at or after age 65 with at least 15 years of credited service with the Company. The SERP provides for annual retirement compensation of 50% of the
retiree's  average  annual  base  salary  for  the  three   years
preceding retirement, less amounts received under the Company's defined benefit retirement plans. Participants in the SERP may elect to receive reduced early retirement benefits at or after age 55 with at least 15 years of credited service. Upon a change in control as defined in the SERP, the Company is required to deposit into a rabbi trust, sufficient funds to cover all
obligations  then  accrued under the SERP.   If  a  participant's
employment is terminated after a change in control by the Company without cause or by the participant for good reason, the participant will be fully vested in the benefit that would have been payable at age 55. This amount will be paid to the participant in a lump sum upon termination of employment.

     The estimated annual benefits payable upon retirement under the Retirement Plan, Equalization Plan and SERP at normal retirement age assuming 15 years of credited service, subject to certain adjustments permitted by applicable federal law, for the named executive officers would be as follows (assuming no increase in compensation): Mr. Tooker - $385,000 ; Mr. Marcum - $212,500 ; Mr. Lovell - $212,500 ; Mr. Bodemuller - $150,000 ; and Mr. Lucas
-  $112,500.   No  amounts were paid or distributed  during  1998
pursuant to any of the above plans to any of the individuals named or included in the group in the summary compensation table above.


Company Deferred Compensation Plan

     The Specialty Retailers, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") provides executive officers and other key employees of the Company with the opportunity to participate in an unfunded, deferred compensation program that is not qualified under the Code. Generally, the Code and the
Employee  Retirement  Income Security Act of  1974,  as  amended, restrict contributions to a 401(k) plan by highly compensated employees. The Deferred Compensation Plan is intended to allow participants to defer income at the same rates as those employees
not   restricted   by  such  regulations.  Under   the   Deferred
Compensation Plan, participants may defer up to 15% of their salary and bonus (not otherwise covered by the Company's 401(k)
plan) and earn a rate of return based on select indices chosen by each participant. The Company may, but is not obligated to, establish a grantor trust for the purposes of holding assets to provide benefits to the participants. The Company will match 50% of the first 6% of each participant's contributions to the Deferred Compensation Plan not otherwise covered by the Company's 401(k) plan. Company contributions vest over five years of service.


Compensation Committee Report

     The  Compensation  Committee of  the  Board  of  Directors  is
responsible   for  administering  the  compensation   of   senior
executives   of  the  Company.  During  1998,  the   Compensation
Committee consisted of Messrs. Compton and Jolosky.

     The Company's executive compensation programs are designed to align the interests of senior management with those of the
Company's  stockholders.  There  are  three  key  components   of
executive compensation: base salary, pay for performance (bonus plan), and long-term performance incentive. It is the intent of these programs to attract, motivate and retain senior executives. It is the philosophy of the Compensation Committee to allocate a significant portion of cash compensation to variable performance-based compensation in order to reward executives for high achievement.

Base Salary

     The salaries for senior executives are based upon a combination of factors including past individual performance, competitive
salary   levels   and  an  individual's  potential   for   making
significant contributions to future Company performance.

Bonus Plan

     Each of the named executive officers and certain other key personnel of the Company participate in an executive/management bonus plan (the "Bonus Plan") The Bonus Plan provides for annual bonus awards based upon individual performance and actual operating results compared to planned operating results. Bonus payments are subject to modification at the discretion of the Compensation Committee. Due to the Company's poor 1998 actual operating results, no bonuses were paid to the named executive officers for such year.

Stock Options and Restricted Stock

     Stock options and restricted stock are an important component of senior executive compensation. The 1993 Stock Option Plan and the 1996 Equity Incentive Plan were designed to motivate senior executives and other key employees to contribute to the long-term growth of stockholder value. Generally, options granted under such plans have been, and are expected to be, granted with a price equal to the market price of the Common Stock on the date of the grant and vest over four years. This approach is designed to encourage the creation of long-term stockholder value since the full benefit of such options cannot be realized unless the stock price exceeds the exercise price. Restricted stock is generally issued with long-term vesting schedules. This approach provides a retention incentive for the recipient as well as the creation of long-term stockholder value. Pursuant to the 1996 Equity Incentive Plan, the Compensation Committee recommended, and the Board of Directors approved, an award of restricted stock to the named executive officers of the Company during 1998 as follows: Mr. Tooker, 18,000 shares; Mr. Marcum, 9,000 shares; Mr. Lovell, 9,000 shares; Mr. Brown, 9,000 shares; Mr. Bodemuller, 5,000 shares; and Mr. Lucas, 4,000 shares. These awards vest 25% per year on each of the first through fourth anniversaries of the grant date.

Chief Executive Officer

     The compensation policies described above apply as well to the
compensation  of  Mr.  Tooker.  The  Compensation  Committee   is
directly responsible for determining Mr. Tooker's salary level and for all awards and grants to Mr. Tooker under incentive components of the compensation program. The overall compensation package of Mr. Tooker is designed to recognize the fact that he
bears   primary  responsibility  for  increasing  the  value   of
stockholders' investments. Accordingly, a substantial portion of Mr. Tooker's compensation is incentive-based, providing greater compensation as the direct and indirect financial measures of stockholder value increase. Mr. Tooker's compensation is thus structured and administered to motivate and reward the successful exercise of these qualities.

     Mr. Tooker's base compensation for 1998 was directly related to the Company's overall performance for 1997, as measured by financial and other criteria such as: (i) the strong financial performance of the Company; (ii) the continued strong performance of  the  senior management team; (iii) other related  qualitative
factors.   Due  to  the  Company's  poor  1998  actual  operating
results, no bonus was paid to Mr. Tooker for such year.

Conclusion

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to
corporate   performance   and  stock  price   appreciation.   The
Compensation   Committee  believes  that  existing   compensation
policies and programs are competitive and effectively align executive compensation with the Company's goal of maximizing the return to stockholders.

     The Compensation Committee has determined that it is unlikely that the Company would pay amounts during 1998 that would result in the loss of a federal income tax deduction under Section 162(m) of the Code, and accordingly, had not recommended that any special actions be taken or that any plans or programs be revised at this time in light of such provision.

              Harold Compton and Richard Jolosky


Performance Graph

     The following graph compares the cumulative total return on $100.00 invested on October 25, 1996 (the date of the initial public offering "IPO" of the Company) through January 29, 1999 (the last day of public trading in fiscal 1998 at the closing price on the New York Stock Exchange (the "NYSE")) in the Common Stock, the S&P 500 and the S&P 500 Retail. The return of the indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends since its initial public offering. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The closing price of the Common Stock on the NYSE on the Record Date was $6.75.

              COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG STAGE STORES, INC.,
                   S&P 500 AND S&P 500 RETAIL

            [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

         Stage Stores,     S&P 500
Date         Inc.          Retail         S&P 500

10/25/96   $100.00         $100.00        $100.00
1/31/97    $105.30         $ 94.86        $112.16
1/30/98    $235.04         $139.19        $139.86
1/29/99    $48.48          $221.45        $182.62


The company applied for and received a listing on the NYSE and started trading on the NYSE on April 27, 1998 under the stock symbol "SGE".

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The table below sets forth certain information regarding ownership of Common Stock as of either the Record Date or based on the latest filings made under Section 13 (d) and 13 (g) of the Securities Exchange Act of 1934 and assuming exercise of options exercisable within sixty days of the Record Date by (i) each person or entity who owns of record or beneficially 5% or more of the Common Stock, (ii) each director and named executive officer and (iii) all executive officers and directors as a group. Each such stockholder is assumed to have sole voting and investment power as to the shares shown. Known exceptions are noted. As of the Record Date, 1,250,584 shares of Class B Common Stock were outstanding, all of which are owned by Court Square Capital Limited.


                                     Number of Shares of   Percent of Shares of
         Name                          Common Stock(1)         Common Stock
5% Stockholders

Brookside Capital Partners Fund, L.P.
Two Copley Place
Boston, MA 02116                           3,980,472                14.2%

The Equitable Companies, Inc.
1290 Avenue of the Americas
New York, NY 10104                         3,354,500                12.0%

Safeco Corporation
SAFECO Plaza
Seattle, WA 98185                          2,868,881                10.2%

Citibank, N.A.
399 Park Avenue
New York, NY 10043 (2)                     2,220,948                 7.9%

Warburg Pincus Asset Management, Inc.
75 State Street
Boston, MA 02109                           1,486,900                 5.3%

Directors and Executive Officers
  Carl Tooker                                222,212                   *
  James Marcum                               139,908                   *
  Steve Lovell                                85,039                   *
  Ron Lucas                                   38,634                   *
  Jim Bodemuller                              14,525                   *
  Harold Compton                               3,125                   *
  Robert Huth                                  7,125                   *
  Richard Jolosky                              3,125                   *
  Jack E. Bush                                 6,875                   *
  David Thomas                                   --                    *
  John Wiesner                                 4,875                   *
  All executive officers and directors       525,443                 1.9%
  as a group (11 persons)

______________________________

 *Less than 1%.

(1) Amount shown includes shares of Common Stock that such persons or group could acquire upon the exercise of options exercisable within 60 days.

(2) Citibank beneficially owns above shares (including Class B Common Stock) through its subsidiaries Citicorp Venture Capital and Court Square. Citicorp Venture Capital owns 600,296 shares of Common Stock. Court Square owns 370,068 shares of Common Stock and 1,250,584 shares of non-voting Class B Common Stock. Each share of non-voting Class B Common Stock is convertible, subject to certain restrictions, into one share of Common Stock.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Directors and Executive Officers

   The Company has loans in an aggregate principal amount outstanding of approximately $2.1 million at January 30, 1999, to certain executive officers of the Company. These loans are full recourse loans and are secured by a pledge of the shares of common stock owned by such executive officers. The loans provide for interest from 5.7% to 7.25% and mature no later than June 1, 2000.

Transactions with Stockholders

Registration Rights Agreement

    The Company is party to a Registration Agreement (the "Registration Agreement") with Court Square pursuant to which such stockholder has the right to cause the Company to register shares of Common Stock (the "registrable securities") under the Securities Act. As of the Record Date, 1,620,652 outstanding shares of Common Stock constitute registrable securities and therefore will be eligible for registration pursuant to the Registration Agreement. Under the terms of the Registration Agreement, the holders of at least a majority of the registrable securities can require the Company, subject to certain limitations, to file up to three "long-form" registration statements under the Securities Act covering all or part of the registrable securities, and, subject to certain limitations, to file an unlimited number of "short-form" registration statements under the Securities Act covering all or part of the registrable securities. The Company is obligated to pay all registration expenses (other than underwriting discounts and commissions and subject to certain limitations) incurred in connection with the demand registrations. In addition, the Registration Statement provides Court Square with "piggyback" registration rights, subject to certain limitations, whenever the Company files a registration statement on a registration form that can be used to register registrable securities.


   DIRECTOR AND OFFICER AND TEN PERCENT STOCKHOLDER SECURITIES
                             REPORTS

   Federal securities laws require the Company's directors and officers, and persons who own more than ten percent of the
Company's Common Stock, to file with the Securities and Commission, the New York Stock Exchange and the Secretary of the Company initial reports of ownership and reports of changes in ownership of the Common Stock of the Company.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports are required, during 1998, all of the Company's officers, directors and greater-than-ten-percent beneficial owners made all required filings, except the filing of a Form 4 for Mr. Lucas which was not filed on a timely basis.

                      STOCKHOLDER PROPOSALS

   Proposals of stockholders to be presented at the next Annual Meeting of Stockholders must be received by the Secretary of the Company by December 15, 1999 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                          OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors does not know of any business to come before the Annual Meeting other than the matter described in the notice. If other business is properly presented for consideration at the Annual Meeting, the enclosed Proxy authorizes the persons named therein to vote the shares in their discretion.




                                                        EXHIBIT A

                       STAGE STORES, INC.
        AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN

     1. Purpose. The purpose of the Stage Stores, Inc. Amended and Restated 1996 Equity Incentive Plan (the "Plan") is to advance the interests of Stage Stores, Inc., a Delaware corporation (the "Company"), and its stockholders by providing incentives to certain key employees of the Company and its subsidiaries who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

     2. Administration. The Plan shall be administered solely by the Board of Directors (the "Board") or the Compensation Committee (the "Committee") of the Board, which Committee shall be comprised solely of two or more Outside Directors who shall administer the Plan. The term "Outside Director" shall mean a director who, within the meaning of Treasury Department regulation 1.162-27(e)(3), (1) is not a current employee of the Company, (2) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year with respect to which the director's status is being determined, (3) has not been an officer of the Company or (4) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director. References to the Committee hereunder shall include the Board where appropriate. The membership of the Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3. No member of the Committee shall have within one year prior to his appointment received awards under the Plan ("Awards") or under any other plan, program or arrangement of the Company or any of its affiliates if such receipt would cause such member to cease to be a "disinterested person" under Rule 16b-3; provided that if at any time (i) Rule 16b-3 so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3 and (ii) Treasury Department regulation 1.162-27 so permits without adversely affecting the ability of Awards under the Plan to qualify as "performance-based" within the meaning of such regulation, one or more members of the Committee may cease to be a "disinterested person." For purposes of the remainder of the Plan, reference to the "Committee" shall include the Board to the extent that the Board has not designated a committee to administer the Plan.

     The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the key employees and other key individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Awards made under the Plan.
The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of  the  Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own
willful   misconduct  or  as  expressly  provided   by   statute.
Determinations to be made by the Committee under the Plan may be made by its delegates.

     3. Participation. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the key employees of the Company and its subsidiaries who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion.

     4.  Awards under the Plan.

          (a) Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof:
     (i)  "Stock  Options," (ii) "Stock Appreciation Rights,"  or
     (iii)  "Restricted Stock" (including, but  not  limited  to,
     Awards of, or options or similar rights granted with respect to,  unbundled stock units or components thereof, and Awards made to participants who are foreign nationals or are employed or performing services outside the United States).
     Stock  Options,  which include "Nonqualified Stock  Options"
     and  "Incentive Stock Options" or combinations thereof,  are rights to purchase common shares of the Company having a par value  of  $.01 per share and stock of any other class  into which  such  shares may thereafter be changed  (the  "Common
     Shares").   Nonqualified Stock Options and  Incentive  Stock
     Options   are   subject   to  the  terms,   conditions   and
     restrictions  specified in Paragraph 5. Stock Appreciation
     Rights  are  rights  to  receive   (without  payment
     to the Company) cash, Common Shares, other Company securities
     (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property ("Other Company Securities")) or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7.

          (b) Maximum Number of Shares that May be Issued. There may be issued under the Plan (as Restricted Stock, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 3,500,000 Common Shares, subject to adjustment as provided in Paragraph 13. Irrespective of the aggregate number of shares authorized herein, each participant in the Plan shall be entitled to receive grants of Stock Options and Stock Appreciation Rights with respect to no more than 400,000 Common Shares in any calendar year. Common Shares issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights, or if any Award is cancelled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

          (c)   Rights  with respect to Common Shares  and  Other
     Securities.

               (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such participant's rights in accordance with the Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period (as hereinafter defined) or the earlier repurchase of such Common Shares as herein provided, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a stockholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

               (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options or Stock Appreciation Rights is made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 13, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

               (iii) Any participant who is directly or indirectly the beneficial owner of more than 10 per centum of any class of any equity security which is registered pursuant to Section 12 of the Exchange Act, or who is an officer of the Company, shall hold his Restricted Stock, if any, for at least six months from the date of grant and any other Award received by him for at least six months from the date of acquisition of the Award before disposition of the Award or its underlying Common Stock.

          (d) Vesting. Rights acquired pursuant to an Award may be subject to vesting as determined by the Committee in its sole discretion.

          (e)    Frequency  of  Grants.   The  Committee  in  its
     discretion, shall set the frequency of grants.

          (f)  Securities and Tax Law Compliance.

               (i) Unless otherwise determined by the Committee in its discretion, no Awards shall be granted unless counsel for the Company shall be satisfied that such issuance will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision thereto (the "Code") and that such issuance will be in compliance with the Code and regulations issued thereunder.

               (ii) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

     5. Stock Options. The Committee may grant or sell Stock Options either alone, or in conjunction with Stock Appreciation Rights, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or any parent or subsidiary corporation. Each Stock Option (referred to herein as an "Option") granted or sold under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

          (a) The option price shall be at least the fair market value of the Common Shares subject to such Option at the time the Option is granted.

          (b) The Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Option.

          (c) Unless the Committee determines otherwise, the Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Option shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment before the expiration of such six-month period by reason of his disability as defined in Paragraph 11 or his death.

          (d)  The Option shall not be exercisable:

               (i) after the tenth anniversary of the date it is granted. Any Option may be exercised during such period only as set forth under Paragraph 4(d) or at such time or times and in such installments as the Committee may establish in its grant of the Option;

               (ii)   unless  payment in full  is  made  for  the
          shares being acquired thereunder at the time of exercise; such payment shall be made in such form (including, but not limited to, cash, Common Shares held for at least six months, or a combination thereof) as the Committee may determine in its discretion; and

               (iii)  unless the person exercising the Option has
          been, at all times during the period beginning with the date of the grant of the Option and ending on the date of such exercise, employed by the Company, or a parent or subsidiary of the Company, or a corporation substituting or assuming the Option in a transaction to which Section 424(a) of the Code, is applicable, except that:

                    (A) if such person shall cease such employment by reason of his disability as defined in Paragraph 11 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within one year (or such period determined by the Committee) after the date he ceased such employment (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or with respect to such greater number of shares as determined by the Committee; or

                    (B) if any person to whom an Option has been granted shall die holding an Option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death, or with respect to such greater number of shares as determined by the Committee; or

                    (C) if such person shall cease employment with the Company while holding an Option which has not expired and has not been fully exercised, the Committee may determine to allow such person at any time within the one year (or three months in the case of an Incentive Stock Option) or such other period determined by the Committee after the date he ceased such employment (but in no event after the Option has expired), to exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or with respect to such greater number of shares as determined by the Committee.

          (e) In the case of an Incentive Stock Option, the amount of the aggregate fair market value of Common Shares (determined at the time of grant of the Option pursuant to subparagraph 5(a) of the Plan) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

          (f) It is the intent of the Company that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 (and the other appropriate provisions) of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

     6. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with
Stock Options, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

          (a) The Stock Appreciation Right shall be granted with a hurdle price equal to at least the fair market value of the underlying Common Shares on the date of such grant.

          (b) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

          (c) Unless the Committee determines otherwise, the Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 11 or his death.

          (d) The Award of Stock Appreciation Rights shall not be exercisable:

               (i) after the tenth anniversary of the date it is granted. Any Award of Stock Appreciation Rights may be exercised only as set forth under Paragraph 4(d) or at such time or times and in such installments as the Committee may establish;

               (ii)    in  the  case  that  the  Award  of  Stock
          Appreciation Rights is attached to an Option, unless such Option is at the time exercisable; and

               (iii) unless the person exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by the Company, except that:

                    (A) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 11 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or with respect to such greater number of shares as determined by the Committee; or

                    (B) if any person to whom an Award of Stock Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death, or with respect to such greater number of shares as determined by the Committee.

          (e) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6(d)(iii)(B) hereof) to exercise such Award and surrender unexercised the Option, if any, to which the Stock Appreciation Right is attached (or any portion of such Option) to the Company and to receive from the Company in exchange thereof, without payment to the Company, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share at the time of such exercise, over the exercise price (or Option Price, as the case may be), times the number of shares subject to the Award or the Option, or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise.

          (f)   A  Stock Appreciation Right may provide  that  it
     shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Option, or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6(e) hereof.

          (g) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

     7. Restricted Stock. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

          (a)  The Committee shall determine the number of Common
     Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

          (b) Restricted Stock awarded to a participant in accordance with the Award shall be subject to the following restrictions until the expiration of such period as the Committee shall determine, from the date on which the Award is granted (the "Restricted Period"): (i) a participant to whom an award of Restricted Stock is made may, at the discretion of the Committee, be issued, but shall not be entitled to, a stock certificate, (ii) the Restricted Stock shall not be transferable prior to the end of the Restricted Period, (iii) the Restricted Stock shall be forfeited and the stock certificate, if issued, shall be returned to the Company and all rights of the holder of such Restricted Stock to such shares and as a shareholder shall terminate without further obligation on the part of the Company if the participant's continuous employment or performance of services for the Company shall terminate for any reason prior to the end of the Restricted Period, except as otherwise provided in subparagraph 7(c), and (iv) such other restrictions as determined by the Committee in its discretion.

          (c) if a participant who has been in continuous employment with the Company since the date on which a Restricted Stock Award was granted to him shall, while in such employment, die, or terminate such employment by reason of disability as defined in Paragraph 11 or by reason of early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the Committee may determine to cancel any and all restrictions on any or all of the Common Shares subject to such Award.

     8. Deferral of Compensation. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:

          (a) forfeited to the Company or to other participants or any combination thereof, under certain circumstances
     (which may include, but need not be limited to, certain types of termination of employment with the Company),

          (b) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or,

          (c) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

     9. Deferred Payment of Awards. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

     10. Amendment or Substitution of Awards under the Plan. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary, affiliate, division or department thereof, on the Plan or on any Award under the Plan. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

     11. Disability. For the purposes of this Plan, a participant shall be deemed to have terminated his employment by the Company and its Affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment terminated was such at that time as would entitle him to payment of monthly disability benefits under any Company disability plan. If the participant is not eligible for benefits under any disability plan of the Company, he shall be deemed to have terminated such employment by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under any Company disability plan if he were eligible therefor.

     12. Termination of a Participant. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with the Company.

     13. Dilution and Other Adjustments. In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

     In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all restrictions on any outstanding Awards shall lapse and participants shall be entitled to the full benefit of all such Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

     14. Designation of Beneficiary by Participant. A participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such a participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof, will have no further liability to anyone with respect to such amount.

     15. Financial Assistance. If the Committee determines that such action is advisable, the Company may assist any person to whom an Award has been granted in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

     16.  Miscellaneous Provisions.

          (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to continue to be employed by the Company, and the right to terminate the employment of any participants at any time and for any reason is specifically reserved.

          (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

          (c) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall be transferable by will or the laws of descent and distribution but shall be exercisable during the participant's lifetime only by him.

          (d) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

          (e) The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

          (f) The expenses of the Plan shall be borne by the Company.

          (g) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

          (h) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

          (i) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof, as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

          (j) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

          (k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

          (l) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

     17. Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time from time to time by the Board, but no amendment shall be effective unless and until the same is approved by stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act and with other applicable law. No amendment of the Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant's written consent, except as permitted under Paragraph 10.

     18. Plan Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

          (a) upon the adoption of a resolution of the Board terminating the Plan; or

          (b) ten years from the date the Plan as amended is approved and adopted by the stockholders of the Company in accordance with Paragraph 19 hereof; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 17.

     19.   Stockholder  Adoption.  The Plan was approved  by  the
Board of Directors on March 5, 1999 and stockholders of the Company on May 13, 1999.



                       STAGE STORES, Inc.
            Proxy for Annual Meeting of Shareholders
                          May 13, 1999
This Proxy is Solicited on Behalf of Stage Stores, Inc.'s Board of Directors

P         The undersigned hereby appoints Carl E. Tooker and
     James A. Marcum, and each of them, as proxies for the
R undersigned with full power of substitution to vote all share of Stage Stores, Inc.'s Common Stock which the
O undersigned may be entitled to vote at the Annual Meeting of Shareholders of Stage Stores, Inc., Houston, Texas on
X Thursday, May 13, 1999 at 10:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and
Y described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

          Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Director's recommendations, please sign the reverse side, no boxes need to be checked.

                    COMMENTS/ADDRESS CHANGE:
      Please mark comments/address box on the reverse side
           (Continued and to be signed on other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR         Please   [X]
ITEMS 1,2 and 3                                      mark your
                                                     votes as
                                                     indicated
                                                     in this
                                                     example

                                                     WITHHELD
                                             FOR     FOR ALL
ITEM 1 - ELECTION OF DIRECTORS               [ ]       [ ]

Carl Tooker, Jack Bush, Harold Compton,
Robert Huth, Richard Jolosky,
James Marcum, David Thomas, John Wiesner

WITHHELD FOR (Write the nominee's name in
               the space provided)

_________________________________________________________________

                                            FOR  AGAINST  ABSTAIN
ITEM 2 - Ratification of the appointment    [ ]    [ ]      [ ]
of PricewaterhouseCoopers LLP as the
company's auditors for 1999.

Item 3 - To approve the  Amended and        [ ]    [ ]      [ ]
Restated 1996 Equity Incentive Plan.

Item 4 - To transact such other business as may properly come before the meeting.

I PLAN TO ATTEND THE MEETING                [ ]

COMMENTS/ADDRESS CHANGE                     [ ]
PLEASE MARK THIS BOX IF YOU HAVE WRITTEN
COMMENTS/ADDRESS CHANGE ON THE REVERSE SIDE

RECEIPT IS HEREBY ACKNOWLEDGED OF THE STAGE [ ]
STORES, Inc. NOTICE OF MEETING AND PROXY
STATEMENT

Signature________________________

Signature________________________       Date__________
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.